PEPSICO PROVIDES YEAR-END ASSESSMENT AND 2004 OUTLOOK;
ANNOUNCES STRATEGIC STEPS TO CONTINUE GROWTH RECORD

  Affirms 2003 Guidance And Sets Double-Digit 2004 Targets

  Undertakes Fourth Quarter Restructuring Actions To Strengthen Businesses

  Announces Achievement of Favorable Tax Settlement

  Significantly Redesigns Compensation Plan To Enhance Strong Performance Culture; Will Reflect Option Expense In 2003 Financial Reports.

PURCHASE, NY, December 2, 2003 – In conjunction with a meeting with investors scheduled for today in New York City, PepsiCo: (1) affirmed its 2003 outlook and expressed confidence in sustaining strong performance in 2004 and beyond; (2) announced a number of actions to streamline operations across North America and at PepsiCo International; and (3) announced a substantially redesigned compensation plan. PepsiCo believes that the actions taken to streamline the organization will cost approximately $0.06 per share in the fourth quarter, and will be more than offset by benefits from a favorable tax settlement. In connection with the adoption of its new compensation plan, PepsiCo will begin expensing options in the fourth quarter of 2003.

“I am pleased with our performance in 2003 and I am confident we will finish the year with strong top line and bottom line results, balanced across our operating divisions,” said Steve Reinemund, Chairman and CEO.

“Frito-Lay North America has delivered solid financial results while simultaneously making the significant investment to eliminate trans fats from all our salty snack products; PepsiCo Beverages North America continues to gain share and strengthen PepsiCo’s position as the #1 liquid refreshment beverage company in measured channels; and our PepsiCo International business has had a great year with volumes strengthening throughout the year.”

Reinemund continued, “I am also pleased with the progress on key initiatives to strengthen our businesses. We are implementing our new vision for International that brings together snacks and beverages, and we are making good progress on the Business Process Transformation project that will capitalize on enterprise-wide productivity opportunities by leveraging greater scale and harmonizing processes.”

“In addition, we are announcing today two major steps to further strengthen our businesses:

  We are judiciously undertaking a series of restructuring actions in the fourth quarter that will streamline our businesses.
  We are implementing, in 2004, a new compensation program that will enhance our performance-based culture, provide market-leading compensation for market-leading performance, and keep the interests of our employees aligned with those of our shareholders.”

“Looking ahead to 2004, these actions, combined with our current momentum, position PepsiCo to sustain its record of consistent, solid financial results and double-digit earnings growth.”

INVESTMENTS TO STRENGTHEN THE PORTFOLIO

PepsiCo will undertake several actions that collectively will result in a charge of approximately $0.06 per share in the fourth quarter of 2003. These actions are intended to: (1) streamline the organizations to increase focus and eliminate redundancies at PepsiCo Beverages North America (PBNA) and PepsiCo International (PI); and (2) optimize manufacturing technology and improve the efficiency of the supply chain at Frito-Lay North America (FLNA). Together, PepsiCo believes these actions will simplify its processes and enable the Company to operate more productively. In aggregate, approximately 750 employees will be impacted, principally employees based in North America.

PepsiCo Beverages North America

PBNA will be restructured into three core businesses: Pepsi-Cola, Gatorade, and Juices. The new “total juice” business unit will bring together all existing juice equities, both chilled and ambient, under the Tropicana and Dole brand names. Integrated functions in Supply Chain, R&D, Finance, Human Resources and Public Affairs will support PBNA.

Gatorade and Juices commercial and financial resources will be located in the greater Chicago area. Some members of the Tropicana headquarters team based in Bradenton, Florida, will relocate to Chicago as part of the new total juice organization. The Tropicana manufacturing and distribution facilities in Bradenton, which employ approximately 1,900 people, will continue to operate there. Pepsi-Cola North America will continue to be based in Purchase, New York. Quaker Foods will remain headquartered in Chicago and will continue to share services with PBNA.

PepsiCo International

PepsiCo International was created in 2003 by combining Frito-Lay International with PepsiCo Beverages International. PepsiCo believes the new integrated organization model increases global scale while maintaining local execution capabilities, and enables accelerated growth in the future. It is organized into seven regional units, each headed by a field president with individual functions focused on innovation, marketing, and selling. The regions will receive support from consolidated Finance, Human Resources and Information Technology functions intended to lower costs and reduce complexity. The restructuring actions taken in the fourth quarter will substantially consolidate the support functions in the Europe, UK, Middle East/Africa and Asia Pacific regions.

Frito Lay North America

As part of its ongoing effort to improve manufacturing and supply chain efficiency, FLNA will close its Louisville, Kentucky plant and retire several manufacturing lines in Aberdeen, Maryland and Jonesboro, Arkansas. Production from the Louisville facility and the retired lines will be re-directed to newer and more productive facilities in: Fayetteville, Tennessee; Jonesboro, Arkansas; Lynchburg, Virginia; Charlotte, North Carolina; and Frankfort, Indiana. Costs associated with the actions taken in the fourth quarter consist principally of non-cash write-downs on the plant and retired lines, and severance costs. Approximately 330 employees will be impacted by the changes, primarily at the Louisville plant, which will close in the first quarter of 2004.

FAVORABLE TAX BENEFITS ANTICIPATED IN THE FOURTH QUARTER 2003

During the fourth quarter, PepsiCo anticipates a tax benefit of approximately $0.07 to $0.08 per share, resulting principally from the conclusion of prior years’ domestic audits, for which a final settlement was reached with the IRS. PepsiCo believes a substantial portion of this tax benefit will offset the investment actions outlined above. As a result of the favorable audit resolution, together with the continuing growth of its international earnings, PepsiCo estimates its effective tax rate for 2004 will be 29.5%.

NEW COMPENSATION PLAN EFFECTIVE IN 2004

Beginning in 2004, PepsiCo will adopt a new Compensation Program that will enhance its strong performance-oriented culture by:

  Strengthening the link between pay and individual performance
  Ensuring that executives fully value the program relative to its cost
  Delivering market-leading rewards when PepsiCo delivers market-leading performance
  Improving the broad-based, all-employee equity program while enhancing PepsiCo’s strong ownership culture

Executive Compensation

As part of the program, PepsiCo is shifting its equity-based compensation from sole reliance on stock options to a balance of options and restricted stock. Key design changes in the Executive Compensation Plan include: (1) choice, within a range, of restricted stock or options; (2) annual restricted stock award for high-performers; and (3) greater differentiation in the amount of grants, bonus and compensation, based on performance.

SharePower/401(k) Match

SharePower, PepsiCo’s longstanding stock option program for all employees, also will undergo changes. Employees will continue to receive annual SharePower option grants -- although the number of SharePower options to be issued to U.S.-based employees will be reduced by approximately one-half to fund a new 401(k) match in PepsiCo stock. PepsiCo’s total contribution to SharePower in the form of options and 401(k) matching will be equivalent to what had previously been contributed to SharePower entirely in the form of options. This change is intended to provide greater flexibility to PepsiCo employees and strengthen their incentive to build shareholder value.

EXPENSING OF STOCK OPTIONS

Concurrent with the adoption of the new Executive Compensation program and the changes in the SharePower program, PepsiCo will begin expensing options in the fourth quarter of 2003 using the retroactive restatement method under SFAS 148. The Company believes reflecting the expense under this method will provide investors the greatest level of financial statement comparability and transparency.

Option expense for 2003 is expected to be $0.20 per share, which is a non-cash charge. A complete restatement of 2001-2003 financial results to reflect the historical option expense will be available shortly after fourth quarter and full year 2003 results are announced in early February.

2004 EARNINGS PER SHARE EXPECTATIONS

Because tax benefits are expected to exceed restructuring costs in the fourth quarter, PepsiCo believes full year 2003 EPS will be one to two cents higher than prior 2003 guidance of $2.19 (which included an estimated $0.02 per share of merger costs). Reflecting the combined impact of the tax benefit, restructuring charges, and option expense, the Company has adjusted its full year 2003 earnings per share guidance to a range of $2.00 to $2.01. The Company’s fundamental operating performance is unchanged from previous guidance.

The Company expects 2004 EPS to grow 12-14% from its restated 2003 EPS base, delivering a range of $2.24 to $2.28.

RETURN ON INVESTED CAPITAL

As communicated in recent investor meetings, PepsiCo’s long-term expected growth in return on invested capital is 50-100 basis points per year. For the full year 2003, ROIC is expected to improve approximately 250 basis points. For the full year 2004, the Company expects ROIC to improve 50-100 basis points.

CASH FLOW FROM OPERATIONS NET OF CAPITAL SPENDING

For 2003, cash flow from operations, net of capital spending and pension contributions is expected to be $3 billion, as previously indicated. The Company anticipates solid growth in cash flow net of capital spending in 2004 and will provide more details as part of its year-end conference call.

Investor Meeting Today

At 8:00 a.m. (Eastern time) today, management will host an Investor Meeting in New York City to discuss the actions outlined above and the outlook for 2004. A live webcast of the meeting will be accessible through PepsiCo’s website at www.Pepsico.com. The webcast will be available for replay at the site for a period of 90 days.

Cautionary Statements

This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future expectations and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations.

Investors should refer to the “Investors” section of PepsiCo’s website at www.pepsico.com to find disclosure and a reconciliation of non-GAAP financial measures used by management when discussing PepsiCo’s financial results with investors, under the heading “Press Releases”.